UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2022

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of CareMax, Inc., a Delaware corporation (the “Company”), conducted a competitive process to determine the Company's independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. The Audit Committee invited several independent registered public accounting firms, including WithumSmith+Brown, PC (“Withum”), which has served as the Company’s independent registered public accounting firm since 2020, to participate in this process.

Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, on February 11, 2022 the Audit Committee authorized the dismissal of Withum as the Company’s independent registered public accounting firm, effective following the completion of Withum’s audit of and the issuance of its report on the consolidated financial statements of the Company for the fiscal year ended December 31, 2021, to be included in the Company’s Annual Report on Form 10-K for such period (the “Annual Report”), and upon the filing of the Annual Report with the U.S. Securities and Exchange Commission (the “SEC”). Withum was notified of the dismissal on February 11, 2022.

No previous audit report of Withum on the Company’s consolidated financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that Withum’s report on the consolidated financial statements of the Company’s predecessor, Deerfield Healthcare Technology Acquisitions Corp. (“Deerfield”), as of December 31, 2020 and for May 8, 2020 (inception) through December 31, 2020 included an explanatory paragraph describing the uncertainty of Deerfield’s ability to continue as a going concern.

During the Company’s engagement of Withum and through the date of this Current Report on Form 8-K, there were no (i) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the matter in their report or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Withum with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested Withum furnish the Company with a letter addressed to the SEC stating whether Withum agrees with the statements made herein. A copy of Withum’s letter, dated February 16, 2022, is attached as Exhibit 16.1 to this Form 8-K.

In conjunction with a request for proposal and competitive review of other independent registered public accounting firms noted above, also on February 11, 2022, the Audit Committee selected PricewaterhouseCoopers LLP (“PwC”), contingent upon the execution of an engagement letter following completion of PwC’s client acceptance procedures, to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022, and to perform a review of the Company’s condensed consolidated interim financial statements for the interim periods of fiscal year 2022.

During the Company’s two most recent fiscal years and the subsequent interim period, neither the Company nor anyone on its behalf consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by PwC to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
Exhibit No.	Description

16.1	Letter of WithumSmith+Brown, PC dated February 16, 2022.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2022

CareMax, Inc.

By: /s/ Kevin Wirges

Name: Kevin Wirges

Title: Executive Vice President, Chief Financial Officer and Treasurer